Exhibit 99.1

NEWS RELEASE

OTC Disclosure & News Service

Chess Supersite Corporation’s Chess Stars was one of the organizers (together with the Central Florida Chess Club) of the Orlando’s Sunshine Chess Tournament featuring our "Choose Your Moves and Win" ™ contests.

June 15th, 2017.

OTC Disclosure & News Service

Toronto, Ontario, June 15th, 2017 (GLOBE NEWSWIRE) — http://www.globenewswire.com

Chess Supersite Corporation.
Info@chesssupersitecorp.com.

Chess Supersite Corporation:
Chess Supersite Corporation’s Chess Stars was one of the organizers (together with the Central Florida Chess Club) of the Orlando’s Sunshine Chess Tournament featuring our "Choose Your Moves and Win" ™ contests.

Chess Supersite Corporation is an owner and operator of the www.chessstars.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, revolutionary “Choose Your Moves and Win” chess skilled contests (patent pending) and much more.

FOR IMMEDIATE RELEASE

Chess Supersite Corporation’s Chess Stars was one of the organizers (together with the Central Florida Chess Club) of the Orlando’s Sunshine Chess Tournament featuring our "Choose Your Moves and Win" ™ contests. The tournament was a big success with over 160 paid participants. It was held in the beautiful Rosen Plaza Hotel on June 9th to 11th. It was highly technologically advanced event: DGT boards were used enabling all games played on the top four boards being broadcasted on line at www.chessstars.com plus high end audio and visual equipment was used for our contests which were very well received both live and on line. The two games match featured two very talented Grandmasters: GM Gadir Guseinov from Azerbaijan, one of the top 20 Blitz and Rapid players in the World, and Florida’s own Yuniesky Quesada from Miami (formerly one of the top Cuban Grandmasters). GM Guseinov won 2-0; the games were very interesting and are being published on our Facebook.

The company is planning to increase its efforts to organize more events similar to this one – as innovative approach to bring technology and original ideas such as our unique contests to the mainstream chess. Plus by offering Prizes to top Ladies and Seniors and special scholastic section we are making these tournaments socially attractive to much wider audience, thus increasing our site’s membership.

About Chess Supersite Corp.

Chess Supersite Corp., is a publicly traded company, trading symbol: CHZP on the OTC Market Group, whose primary business is the development and operation of the chess portal www.chesssupersite.com - a comprehensive chess portal featuring state-of-the-art playing zone, broadcasts of the major tournaments, intuitive mega database, chess skilled contests and much more. Additional information can be accessed on the company's website www.chesssupersitecorp.com

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:
Chess Supersite Corporation.
www.chesssupersitecorp.com
1131A Leslie Street, Suite 101
Toronto, Ontario, M3C 3L8, Canada
Ph: 416-441-4631.